FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 31, 2017 by and among Trust for Professional Managers (“Fund Company”), PT Asset Management, LLC (f/k/a Performance Trust Investment Advisors, LLC) (the “Advisor”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of December 31, 2020 (the “Effective Date”).

WHEREAS, Fund Company, Advisor and Foreside (the “Parties”) desire to amend the Agreement to reflect the addition of one Fund to Exhibit A; and

WHEREAS, Section 17 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of “Performance Trust Credit Fund.”

3.    Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.    This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TRUST FOR PROFESSIONAL MANAGERS	FORESIDE FUND SERVICES, LLC

By: /s/John Buckel	By: /s/Mark Fairbanks
John Buckel, President	Mark Fairbanks, Vice President

PT ASSET MANAGEMENT, LLC

By: /s/David F. Wilding
David F. Wilding, General Counsel

EXHIBIT A

Performance Trust Municipal Bond Fund
Performance Trust Strategic Bond Fund
Performance Trust Credit Fund